Exhibit 99.1
News Release
FIS Reports Strong Third Quarter Results

•	Revenue of $1.5 billion; up 5 percent for the quarter and 4 percent year to date

•	International organic growth accelerates to 12 percent for the quarter, 10 percent year to date

•	Adjusted EPS from continuing operations of 74 cents, up 17 percent for the quarter, up 14 percent year to date

JACKSONVILLE, Fla., October 29, 2013 - FIS™ (NYSE:FIS), the world’s largest provider of banking and payments technology, today reported strong financial results for the quarter and nine months ended Sept. 30, 2013.

Third quarter revenue increased 5 percent on a reported basis to $1.50 billion from $1.44 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders increased to $175.6 million, or $0.60 per diluted share, up from $147.8 million, or $0.50 per diluted share, in the year-ago quarter.

Third quarter revenue increased 5 percent on an organic basis, which excludes the impact of acquisitions and changes in foreign currency, from the 2012 third quarter. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $218.0 million from $187.5 million in the third quarter of 2012. Adjusted net earnings per diluted share increased 17 percent to $0.74 from $0.63 in the third quarter of 2012.

“By any measure, the third quarter was another very good quarter for FIS as we delivered on all key metrics of growth, profitability and cash generation,” said Frank Martire, chairman and CEO of FIS.  “This performance is a direct result of the deep relationships that we have with our clients, the benefits of being a global company, and consistent execution by all of our employees.”

For the nine months, FIS posted revenue of $4.49 billion, a 4 percent increase from $4.31 billion in the prior-year period. GAAP net earnings from continuing operations attributable to common stockholders increased to $414.8 million, or $1.41 per diluted share. This included debt-refinancing costs and an adjustment related to the December 2010 acquisition of Capco that together totaled $0.28 per share, which were partially offset by a $0.02 gain from the purchase of the remaining interest in shares of mFoundry. GAAP net earnings from continuing operations for the prior-year period were $1.33 per share and included $0.08 per share in debt-refinancing costs, charges for accelerated vesting of certain equity grants and other compensation costs.

For the first nine months of 2013, FIS posted organic revenue growth of 4 percent, a 12 percent increase in adjusted net earnings from continuing operations and a 14 percent rise in adjusted net earnings per share from continuing operations compared to the prior-year period.

Non-GAAP Results
Organic revenue growth was 5 percent in the third quarter. EBITDA increased 6 percent to $470.0 million, as adjusted, from $442.2 million a year earlier. EBITDA margin expanded 50 basis points to 31.3 percent from 30.8 percent a year ago, reflecting favorable revenue mix and disciplined cost management.
Organic revenue growth for the first nine months of 2013 was 4 percent. EBITDA increased 6 percent to $1.35 billion, as adjusted, and EBITDA margin expanded 40 basis points to 30.0 percent.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following discusses third quarter results by segment:

•	Financial Solutions:

Revenue increased 2 percent to $578.6 million from $565.7 million a year earlier and rose 1 percent on an organic basis, driven by growth in consulting and digital delivery channels. Higher termination fees also contributed to third quarter 2013 results.

EBITDA increased 7 percent to $239.4 million from $224.4 million a year ago. EBITDA margin expanded 170 basis points to 41.4 percent.

•	Payment Solutions:

Revenue increased 4 percent to $601.7 million from $576.1 million in the 2012 quarter, reflecting growth in document output solutions, card loyalty programs and payment network solutions. Strong software license sales and higher termination fees also contributed to the performance in the third quarter. Revenue from the check-related businesses, which benefited from strong growth in software license sales in the third quarter, was $114.9 million, up from $107.0 million in the 2012 third quarter.

EBITDA increased 9 percent to $255.0 million from $234.6 million a year earlier. EBITDA margin expanded 170 basis points to 42.4 percent.

•	International Solutions:

Revenue increased 9 percent to $321.7 million from $295.5 million in the 2012 quarter. Revenue rose 12 percent on an organic basis. All regions delivered double-digit organic growth in the quarter.

EBITDA increased 14 percent to $81.3 million from $71.4 million in the prior-year quarter. EBITDA margin expanded 110 basis points to 25.3 percent.

•	Corporate/Other:

Corporate costs, as adjusted, were $105.7 million in the third quarter 2013, up from $88.2 million in the prior-year quarter. The increase reflected higher incentive compensation and health-care costs.

Interest expense, net of interest income, declined to $43.7 million in the most recent quarter from $54.0 million a year earlier.
The non-GAAP effective tax rate was 33.4 percent in the third quarter, compared to 34.0 percent a year earlier.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $811.6 million as of Sept. 30, 2013. Debt outstanding totaled approximately $4.8 billion.

Net cash provided by operations increased to $311.1 million in the third quarter from $255.4 million in the 2012 quarter. Capital expenditures increased to $81.6 million from $70.7 million a year earlier. Free cash flow was $229.5 million for the most recent quarter, an increase from $193.2 million a year ago.

In the third quarter, FIS repurchased approximately 2.7 million common shares at a total cost of approximately $125 million and an average cost of $46.69 per share. The company repurchased approximately 8.2 million shares in the first nine months of 2013 at a total cost of approximately $350 million. About $300 million remains under the existing share repurchase authorization.

2013 Outlook

FIS’ updated outlook for full-year 2013 is as follows:

•	Revenue growth of 4 to 5 percent on both a reported and organic basis

•	EPS from continuing operations of $2.80 to $2.87, as adjusted, an increase of 12 to 15 percent compared to $2.50 per share in 2012

•	Free cash flow is expected to approximate adjusted net earnings, consistent with prior guidance

Webcast

FIS will host a webcast on October 29 to discuss third quarter 2013 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations Web site, and a telephone replay will be available through November 12 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 304206. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), adjusted EBITDA margin, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2013.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the December 2010 acquisition of Capco.

Adjusted EBITDA (2012 comparative data) excludes charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings (2013 comparative data) exclude the after-tax impact of acquisition-related amortization, a net benefit related to a gain on the mFoundry acquisition, debt issuance and refinancing costs and adjustments related to the Capco acquisition.

Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition-related amortization, debt refinancing costs and charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations. Free cash flow also excludes the premium related to the early redemption of senior notes.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 29, 2013

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2013 and 2012

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2013 and December 31, 2012

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2013 and 2012

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2013 and 2012

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2013 and 2012

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Processing and services revenues	$1,501.7	$1,436.9	$4,492.2	$4,307.5
Cost of revenues	994.6	968.8	3,030.8	2,939.4
Gross profit	507.1	468.1	1,461.4	1,368.1
Selling, general and administrative expenses	189.0	180.2	620.6	575.0
Operating income	318.1	287.9	840.8	793.1
Other income (expense):
Interest expense, net	(43.7)	(54.0)	(144.8)	(170.0)
Other income (expense), net	5.9	(1.5)	(50.9)	(24.2)
Total other income (expense)	(37.8)	(55.5)	(195.7)	(194.2)
Earnings from continuing operations before income taxes	280.3	232.4	645.1	598.9
Provision for income taxes	97.9	79.0	214.0	192.0
Earnings from continuing operations, net of tax	182.4	153.4	431.1	406.9
Earnings (loss) from discontinued operations, net of tax	(3.3)	(61.0)	6.4	(70.6)
Net earnings	179.1	92.4	437.5	336.3
Net earnings attributable to noncontrolling interest	(6.8)	(5.6)	(16.3)	(11.8)
Net earnings attributable to FIS common stockholders	$172.3	$86.8	$421.2	$324.5
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.61	$0.51	$1.43	$1.35
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.01)	(0.21)	0.02	(0.24)
Net earnings per share-basic attributable to FIS common stockholders *	$0.60	$0.30	$1.45	$1.11
Weighted average shares outstanding-basic	289.2	292.4	290.0	291.6
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.60	$0.50	$1.41	$1.33
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.01)	(0.20)	0.02	(0.24)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.59	$0.29	$1.43	$1.09
Weighted average shares outstanding-diluted	293.2	297.9	294.3	297.2
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$175.6	$147.8	$414.8	$395.1
Earnings (loss) from discontinued operations, net of tax	(3.3)	(61.0)	6.4	(70.6)
Net earnings attributable to FIS common stockholders	$172.3	$86.8	$421.2	$324.5

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$811.6	$517.6
Settlement deposits	568.7	32.6
Trade receivables, net	992.8	925.7
Settlement receivables	180.6	128.3
Other receivables	43.8	30.2
Due from Brazilian venture partner	41.0	42.0
Prepaid expenses and other current assets	144.5	111.9
Deferred income taxes	51.1	55.9
Total current assets	2,834.1	1,844.2
Property and equipment, net	428.3	419.5
Goodwill	8,490.9	8,381.5
Intangible assets, net	1,404.8	1,576.2
Computer software, net	854.4	847.0
Deferred contract costs	217.8	211.2
Other noncurrent assets	260.4	270.1
Total assets	$14,490.7	$13,549.7

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$672.1	$624.6
Due to Brazilian venture partner	14.2	18.8
Settlement payables	760.6	172.2
Current portion of long-term debt	117.1	153.9
Deferred revenues	233.5	287.3
Total current liabilities	1,797.5	1,256.8
Deferred revenues	34.0	42.2
Deferred income taxes	799.5	821.8
Long-term debt, excluding current portion	4,704.1	4,231.6
Due to Brazilian venture partner	34.9	40.5
Other long-term liabilities	317.0	363.2
Total liabilities	7,687.0	6,756.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.8
Additional paid in capital	7,219.5	7,197.0
Retained earnings	2,334.4	2,105.8
Accumulated other comprehensive earnings (loss)	(1.2)	30.0
Treasury stock	(2,909.1)	(2,695.7)
Total FIS stockholders’ equity	6,647.5	6,640.9
Noncontrolling interest	156.2	152.7
Total equity	6,803.7	6,793.6
Total liabilities and equity	$14,490.7	$13,549.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$437.5	$336.3
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	457.4	473.2
Amortization of debt issue costs	17.2	27.0
ClearPar contingent consideration included in discontinued operations	(26.8)	—
Gain on mFoundry	(9.2)	—
Gain on sale of assets	(5.0)	(22.0)
Stock-based compensation	38.8	60.5
Deferred income taxes	(22.3)	(28.9)
Excess income tax benefit from exercise of stock options	(25.8)	(11.4)
Other operating activities, net	1.9	2.1
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(55.7)	(40.7)
Settlement activity	(3.6)	(16.1)
Prepaid expenses and other assets	(33.0)	(24.4)
Deferred contract costs	(56.3)	(49.7)
Deferred revenue	(63.3)	(54.6)
Accounts payable, accrued liabilities and other liabilities	24.1	66.7
Net cash provided by operating activities	675.9	718.0

Cash flows from investing activities:
Additions to property and equipment	(91.1)	(96.9)
Additions to computer software	(147.5)	(129.4)
Receipt of contingent consideration from ClearPar sale	26.8	—
Acquisitions, net of cash acquired, and equity investments	(137.6)	(40.0)
Proceeds from the sale of nonstrategic businesses	—	336.5
Other investing activities	3.8	(3.0)
Net cash (used in) provided by investing activities	(345.6)	67.2

Cash flows from financing activities:
Borrowings	8,794.6	8,886.0
Repayment of borrowings and capital lease obligations	(8,367.8)	(9,165.4)
Debt issuance costs	(18.5)	(47.6)
Excess income tax benefit from exercise of stock options	25.8	11.4
Proceeds from exercise of stock options	107.8	160.3
Treasury stock activity	(359.9)	(285.8)
Dividends paid	(191.7)	(176.4)
Other financing activities, net	(12.5)	(5.8)
Net cash used in financing activities	(22.2)	(623.3)

Effect of foreign currency exchange rate changes on cash	(14.1)	(0.8)

Net increase in cash and cash equivalents	294.0	161.1
Cash and cash equivalents, at beginning of period	517.6	415.5
Cash and cash equivalents, at end of period	$811.6	$576.6

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended September 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$578.6	$601.7	$321.7	$(0.3)	$1,501.7
Operating income (loss)	$200.2	$235.6	$62.6	$(180.3)	$318.1
Purchase price amortization	—	—	0.1	57.3	57.4
Non GAAP operating income (loss)	200.2	235.6	62.7	(123.0)	375.5
Depreciation and amortization from continuing operations	39.2	19.4	18.6	17.3	94.5
Adjusted EBITDA	$239.4	$255.0	$81.3	$(105.7)	$470.0

Non GAAP operating margin	34.6%	39.2%	19.5%	N/M	25.0%

Adjusted EBITDA margin	41.4%	42.4%	25.3%	N/M	31.3%

	Three months ended September 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$565.7	$576.1	$295.5	$(0.4)	$1,436.9
Operating income (loss)	$183.6	$213.1	$53.4	$(162.2)	$287.9
Purchase price amortization	—	—	—	60.2	60.2
Non GAAP operating income (loss)	183.6	213.1	53.4	(102.0)	348.1
Depreciation and amortization from continuing operations	40.8	21.5	18.0	13.8	94.1
Adjusted EBITDA	$224.4	$234.6	$71.4	$(88.2)	$442.2

Non GAAP operating margin	32.5%	37.0%	18.1%	N/M	24.2%

Adjusted EBITDA margin	39.7%	40.7%	24.2%	N/M	30.8%

Total revenue growth from prior year period
Three months ended September 30, 2013	2.3%	4.4%	8.9%	N/M	4.5%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Nine months ended September 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,740.9	$1,836.6	$916.8	$(2.1)	$4,492.2
Operating income (loss)	$579.4	$716.9	$149.2	$(604.7)	$840.8
Capco acquisition adjustments	—	—	—	50.2	50.2
Purchase price amortization	—	—	0.2	174.8	175.0
Non GAAP operating income (loss)	579.4	716.9	149.4	(379.7)	1,066.0
Depreciation and amortization from continuing operations	118.8	59.3	56.0	48.3	282.4
Adjusted EBITDA	$698.2	$776.2	$205.4	$(331.4)	$1,348.4

Non GAAP operating margin	33.3%	39.0%	16.3%	N/M	23.7%

Adjusted EBITDA margin	40.1%	42.3%	22.4%	N/M	30.0%

	Nine months ended September 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,668.0	$1,779.3	$859.6	$0.6	$4,307.5
Operating income (loss)	$523.1	$656.9	$131.1	$(518.0)	$793.1
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	180.8	180.9
Non GAAP operating income (loss)	523.1	656.9	131.2	(318.7)	992.5
Depreciation and amortization from continuing operations	124.2	65.2	54.9	38.1	282.4
Adjusted EBITDA	$647.3	$722.1	$186.1	$(280.6)	$1,274.9

Non GAAP operating margin	31.4%	36.9%	15.3%	N/M	23.0%

Adjusted EBITDA margin	38.8%	40.6%	21.6%	N/M	29.6%

Total revenue growth from prior year period
Nine months ended September 30, 2013	4.4%	3.2%	6.7%	N/M	4.3%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
ORGANIC REVENUE — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended September 30,
	2013			2012
			Constant		In Year	Adjusted	Organic
	Reported	FX	Currency	Reported	Acquisitions	Base	Growth
Financial Solutions	$578.6	$1.1	$579.7	$565.7	$8.6	$574.3	0.9%
Payment Solutions	601.7	0.3	602.0	576.1	—	576.1	4.5%
International Solutions	321.7	13.2	334.9	295.5	2.3	297.8	12.5%
Corporate and Other	(0.3)	—	(0.3)	(0.4)	—	(0.4)	N/M
Adjusted processing and services revenue	$1,501.7	$14.6	$1,516.3	$1,436.9	$10.9	$1,447.8	4.7%

	Nine months ended September 30,
	2013			2012
			Constant		In Year	Adjusted	Organic
	Reported	FX	Currency	Reported	Acquisitions	Base	Growth
Financial Solutions	$1,740.9	$1.8	$1,742.7	$1,668.0	$28.2	$1,696.2	2.7%
Payment Solutions	1,836.6	0.4	1,837.0	1,779.3	—	1,779.3	3.2%
International Solutions	916.8	34.9	951.7	859.6	2.3	861.9	10.4%
Corporate and Other	(2.1)	—	(2.1)	0.6	—	0.6	N/M
Adjusted processing and services revenue	$4,492.2	$37.1	$4,529.3	$4,307.5	$30.5	$4,338.0	4.4%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2013	September 30, 2013
Cash flows from operating activities:
Net cash provided by operating activities	$311.1	$675.9
Settlement activity	—	3.6
Capital expenditures	(81.6)	(238.6)
Bond premium payment (1)	—	51.6
Free cash flow	$229.5	$492.5

	Three months ended	Nine months ended
	September 30, 2012	September 30, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$255.4	$718.0
Settlement activity	8.5	16.1
Capital expenditures	(70.7)	(226.3)
Free cash flow	$193.2	$507.8

(1) Free cash flow for the nine months ended September 30, 2013 is adjusted for the one time bond payment on our 2017 senior notes that were redeemed in May 2013.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net earnings from continuing operations attributable to FIS	$175.6	$147.8	$414.8	$395.1
Plus provision for income taxes	97.9	79.0	214.0	192.0
Interest expense, net	43.7	54.0	144.8	170.0
Other, net	0.9	7.1	67.2	36.0

Operating income	318.1	287.9	840.8	793.1
Capco acquisition adjustments	—	—	50.2	—
Stock and other compensation charges	—	—	—	18.5
Purchase price amortization	57.4	60.2	175.0	180.9

Non GAAP operating income	375.5	348.1	1,066.0	992.5

Depreciation and amortization from continuing operations	94.5	94.1	282.4	282.4
Adjusted EBITDA	$470.0	$442.2	$1,348.4	$1,274.9

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended September 30, 2013
		Capco		Purchase
		Acquisition		Price
	GAAP	Adjustments (2)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$1,501.7	$—	$1,501.7	$—	$1,501.7
Cost of revenues	994.6	—	994.6	(57.4)	937.2
Gross profit	507.1	—	507.1	57.4	564.5
Selling, general and administrative	189.0	—	189.0	—	189.0
Operating income	318.1	—	318.1	57.4	375.5
Other income (expense):
Interest income (expense), net	(43.7)	—	(43.7)	—	(43.7)
Other income (expense), net	5.9	—	5.9	—	5.9
Total other income (expense)	(37.8)	—	(37.8)	—	(37.8)
Earnings (loss) from continuing operations before income taxes	280.3	—	280.3	57.4	337.7
Provision for income taxes	97.9	(5.0)	92.9	20.0	112.9
Earnings (loss) from continuing operations, net of tax	182.4	5.0	187.4	37.4	224.8
Earnings (loss) from discontinued operations, net of tax (7)	(3.3)	—	(3.3)	—	(3.3)
Net earnings (loss)	179.1	5.0	184.1	37.4	221.5
Net (earnings) loss attributable to noncontrolling interest	(6.8)	—	(6.8)	—	(6.8)
Net earnings (loss) attributable to FIS common stockholders	$172.3	$5.0	$177.3	$37.4	$214.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$175.6	$5.0	$180.6	$37.4	$218.0
Earnings (loss) from discontinued operations, net of tax (7)	(3.3)	—	(3.3)	—	(3.3)
Net earnings (loss) attributable to FIS common stockholders	$172.3	$5.0	$177.3	$37.4	$214.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.60	$0.02	$0.62	$0.13	$0.74
Weighted average shares outstanding — diluted	293.2	293.2	293.2	293.2	293.2

Effective tax rate	35%				33%

Supplemental information:
Depreciation and amortization			$151.9	(57.4)	$94.5
Stock compensation expense, excluding acceleration charges					$12.2
Stock acceleration charges					—
Total stock compensation expense					$12.2

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Nine months ended September 30, 2013
		Long-term	Capco			Purchase
		Debt	Acquisition	Gain on		Price
	GAAP	Refinance (1)	Adjustments (2)	mFoundry (3)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$4,492.2	$—	$—	$—	$4,492.2	$—	$4,492.2
Cost of revenues	3,030.8	—	(6.3)	—	3,024.5	(175.0)	2,849.5
Gross profit	1,461.4	—	6.3	—	1,467.7	175.0	1,642.7
Selling, general and administrative	620.6	—	(43.9)	—	576.7	—	576.7
Operating income	840.8	—	50.2	—	891.0	175.0	1,066.0
Other income (expense):
Interest income (expense), net	(144.8)	—	—	—	(144.8)	—	(144.8)
Other income (expense), net	(50.9)	60.9	—	(9.2)	0.8	—	0.8
Total other income (expense)	(195.7)	60.9	—	(9.2)	(144.0)	—	(144.0)
Earnings (loss) from continuing operations before income taxes	645.1	60.9	50.2	(9.2)	747.0	175.0	922.0
Provision for income taxes	214.0	18.3	10.1	(3.0)	239.4	57.0	296.4
Earnings (loss) from continuing operations, net of tax	431.1	42.6	40.1	(6.2)	507.6	118.0	625.6
Earnings (loss) from discontinued operations, net of tax (7)	6.4	—	—	—	6.4	—	6.4
Net earnings (loss)	437.5	42.6	40.1	(6.2)	514.0	118.0	632.0
Net (earnings) loss attributable to noncontrolling interest	(16.3)	—	—	—	(16.3)	—	(16.3)
Net earnings (loss) attributable to FIS common stockholders	$421.2	$42.6	$40.1	$(6.2)	$497.7	$118.0	$615.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$414.8	$42.6	$40.1	$(6.2)	$491.3	$118.0	$609.3
Earnings (loss) from discontinued operations, net of tax (7)	6.4	—	—	—	6.4	—	6.4
Net earnings (loss) attributable to FIS common stockholders	$421.2	$42.6	$40.1	$(6.2)	$497.7	$118.0	$615.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.41	$0.14	$0.14	$(0.02)	$1.67	$0.40	$2.07
Weighted average shares outstanding — diluted	294.3	294.3	294.3	294.3	294.3	294.3	294.3

Effective tax rate	33%						32%

Supplemental information:
Depreciation and amortization					$457.4	(175.0)	$282.4
Stock compensation expense, excluding acceleration charges							$38.8
Stock acceleration charges							—
Total stock compensation expense							$38.8

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Three months ended September 30, 2012

		Purchase
		Price
	GAAP	Amort. (6)	Non-GAAP
Processing and services revenue	$1,436.9	$—	$1,436.9
Cost of revenues	968.8	(60.2)	908.6
Gross profit	468.1	60.2	528.3
Selling, general and administrative	180.2	—	180.2
Operating income	287.9	60.2	348.1
Other income (expense):
Interest income (expense), net	(54.0)	—	(54.0)
Other income (expense), net	(1.5)	—	(1.5)
Total other income (expense)	(55.5)	—	(55.5)
Earnings (loss) from continuing operations before income taxes	232.4	60.2	292.6
Provision for income taxes	79.0	20.5	99.5
Earnings (loss) from continuing operations, net of tax	153.4	39.7	193.1
Earnings (loss) from discontinued operations, net of tax (7)	(61.0)	—	(61.0)
Net earnings (loss)	92.4	39.7	132.1
Net (earnings) loss attributable to noncontrolling interest	(5.6)	—	(5.6)
Net earnings (loss) attributable to FIS common stockholders	$86.8	$39.7	$126.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$147.8	$39.7	$187.5
Earnings (loss) from discontinued operations, net of tax (7)	(61.0)	—	(61.0)
Net earnings (loss) attributable to FIS common stockholders	$86.8	$39.7	$126.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.50	$0.13	$0.63
Weighted average shares outstanding — diluted	297.9	297.9	297.9

Effective tax rate	34%		34%

Supplemental information:
Depreciation and amortization	$154.3	(60.2)	$94.1
Stock compensation expense, excluding acceleration charges			$16.9
Stock acceleration charges			—
Total stock compensation expense			$16.9

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Nine months ended September 30, 2012

		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (4)	Refinance (5)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$4,307.5	$—	$—	$4,307.5	$—	$4,307.5
Cost of revenues	2,939.4	—	—	2,939.4	(180.9)	2,758.5
Gross profit	1,368.1	—	—	1,368.1	180.9	1,549.0
Selling, general and administrative	575.0	(18.5)	—	556.5	—	556.5
Operating income	793.1	18.5	—	811.6	180.9	992.5
Other income (expense):
Interest income (expense), net	(170.0)	—	—	(170.0)	—	(170.0)
Other income (expense), net	(24.2)	—	18.4	(5.8)	—	(5.8)
Total other income (expense)	(194.2)	—	18.4	(175.8)	—	(175.8)
Earnings (loss) from continuing operations before income taxes	598.9	18.5	18.4	635.8	180.9	816.7
Provision for income taxes	192.0	6.2	6.2	204.4	58.3	262.7
Earnings (loss) from continuing operations, net of tax	406.9	12.3	12.2	431.4	122.6	554.0
Earnings (loss) from discontinued operations, net of tax (7)	(70.6)	—	—	(70.6)	2.7	(67.9)
Net earnings (loss)	336.3	12.3	12.2	360.8	125.3	486.1
Net (earnings) loss attributable to noncontrolling interest	(11.8)	—	—	(11.8)	—	(11.8)
Net earnings (loss) attributable to FIS common stockholders	$324.5	$12.3	$12.2	$349.0	$125.3	$474.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$395.1	$12.3	$12.2	$419.6	$122.6	$542.2
Earnings (loss) from discontinued operations, net of tax (7)	(70.6)	—	—	(70.6)	2.7	(67.9)
Net earnings (loss) attributable to FIS common stockholders	$324.5	$12.3	$12.2	$349.0	$125.3	$474.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.33	$0.04	$0.04	$1.41	$0.41	$1.82
Weighted average shares outstanding — diluted	297.2	297.2	297.2	297.2	297.2	297.2

Effective tax rate	32%					32%

Supplemental information:
Depreciation and amortization				$463.3	(180.9)	$282.4
Stock compensation expense, excluding acceleration charges						$51.5
Stock acceleration charges						8.3
Total stock compensation expense						$59.8

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended September 30, 2013 and 2012.

The adjustments are as follows:

(1)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(2)
The adjustment in this column represents an increase in the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015. This liability was reduced by $22.3 million at December 31, 2011 based on management's estimates, but has now been increased as a result of improved performance and expectations. The income tax adjustment for the three months ended September 30, 2013 represents the current quarter tax rate impact of the contingent payment adjustment recorded earlier in the year.

(3)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(4)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(5)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(6)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(7)
During the 2013 and 2012 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During 2012, we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter of 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business. The table below outlines the components of discontinued operations for the periods presented, net of tax:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

ClearPar	$—	$—	$16.7	$—
Healthcare Benefit Solutions Business	0.1	(56.2)	0.1	(47.8)
Participacoes	(3.4)	(4.8)	(10.4)	(22.8)
Total discontinued operations	$(3.3)	$(61.0)	$6.4	$(70.6)